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                                                                     EXHIBIT 4.1

                       SPECIMEN COMMON STOCK CERTIFICATE


                 The common stock certificate indicates that the corporation is incorporated under the laws of the State of Delaware, the par value of the shares is $.01 and that the shares are denominated Common Stock. The certificate further states that it is transferable in New York, New York and lists the CUSIP number. The certificate states that the shares are fully paid and non-assessable shares, and the certficate bears the seal of the corporation along with the signatures of the president and the secretary of the corporation.

                 The reverse side of the certificate is as follows:


                        The Houston Exploration Company

         The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the justifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  --  as tenants in common
         TEN END  --  as tenants by the entireties
         JT TEN   --  as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT  -- _____________ Custodian _______________
                                   (Cust)                  (Minor)
                         under Uniform Gift to Minors Act ______________________
                                                                 (State)

    Additional abbreviations may also be used though not in the above list.


         For Value Received________________________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE _____________________________________________________________________

_______________________________________________________________________________





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     [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE]

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________________________Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises



Dated________________________________

NOTICE: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alternation or enlargement or any change whatever.


                                        [SIGNATURE]


                                        [SIGNATURE]





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